Exhibit 10.3

LETTER AGREEMENT

[Date]

The Gannett Board of Directors has approved an award to you under the 2001 Omnibus Incentive Compensation Plan, as set forth below.

This Letter Agreement and the enclosed Terms and Conditions effective as of [Date], constitute the formal agreement governing this award.

Please sign both copies of this Letter Agreement to evidence your agreement with the terms hereof. Keep one copy and return the other to the undersigned.

Please keep the enclosed Terms and Conditions for future reference. Until further notice they will apply to any future grants you receive.

Options Granted:	Location:	Board

Grant Date:	Expiration Date:

Option Award:

Option Price Per Share:                 $

Vesting Schedule:	[1st Anniversary]	25%
	[2nd Anniversary]	50%
	[3rd Anniversary]	75%
	[4th Anniversary]	100%

Gannett Co., Inc.

By:
Director’s Signature		Roxanne V. Horning
Vice President/Compensation and Benefits

STOCK OPTION

TERMS AND CONDITIONS FOR DIRECTORS

Under the

Gannett Co., Inc.

2001 Omnibus Incentive Compensation Plan

These Terms and Conditions, dated             , govern the grant of stock options (“Options”) under the 2001 Omnibus Incentive Compensation Plan (the “Plan”) to Gannett directors (the “Option Holder”), as set forth below. Terms used herein that are defined in the Plan shall have the meaning ascribed to them in the Plan. If there is any inconsistency between the defined terms of these Terms and Conditions and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.

1. Grant of Options. Pursuant to the provisions of (i) the Plan, (ii) the individual Letter Agreements governing each grant, and (iii) these Terms and Conditions, the Company has granted to the Option Holder the number of options (“Options”) to purchase the number of shares of common stock of the Company (“Common Stock”) set forth on the applicable Letter Agreement, at the purchase price per share stated in such Letter Agreement (“Option price”).

2. Exercisability. Except as otherwise provided in Section 14 below, the Options shall become exercisable as specified in the relevant Letter Agreement. The Options may be partially exercised from time to time within such percentage limitations, but no partial exercise of the Options will be permitted for less than ten shares of Common Stock. In no event shall the Options be exercisable in whole or in part after the Option Expiration Date specified in the relevant Letter Agreement. Upon an Option Holder’s ceasing to be a Director of the Company, if the Option Holder has completed at least one three year term as a director, the Options will continue to vest and may be exercised in accordance with Sections 6 and 7 below. Upon any other cessation of being a Director, the Options will be automatically canceled.

3. Method of Exercising Options. The Options may be exercised from time to time by written or electronic notice (in the form prescribed by the Company) delivered to and received by the Company (unless the Option Holder elects to make a “cashless exercise”), which notice shall be signed by the Option Holder and shall state the election to exercise the Options and the number of whole shares of Common Stock with respect to which the Options are being exercised. Such notice must be accompanied by a check payable to the Company, or such other consideration allowed pursuant to the Plan, in payment of the full Option price for the number of shares purchased. As soon as practicable after it receives such notice and payment, as applicable, and following receipt from the Option Holder of payment for any taxes which the Company is required by law to withhold by reason of such exercise, the Company will deliver to the Option Holder a certificate or certificates for the shares of Common Stock so purchased. Options may also be exercised by the delivery of shares in payment of the exercise price or pursuant to a “cashless exercise” procedure, subject to securities law restrictions, or by any other means the Executive Compensation Committee of the Company (the “Committee”), in its sole discretion, determines is consistent with the Plan’s purpose and applicable law. The delivery of previously acquired shares may be made by attestation. Payment of any withholding taxes due upon exercise of Options may be made by withholding shares or by attestation.

4. Reduction in Number Of Shares Subject to Options. Upon the exercise of one or more Options, the number of shares of Common Stock subject to the Options shall be reduced one-for-one.

5. Cancellation of Options.

(a) Expiration of Term. On the Expiration Date, the unexercised Options shall be canceled automatically.

(b) Termination of Directorship. Except as provided in Sections 6, 7, and 14 below, or except as otherwise determined by the Committee in its sole discretion, the Options shall automatically be canceled upon the Option Holder’s ceasing to be a Director of the Company for any reason.

6. Termination of Directorship After One Full Three Year Term. Upon termination of the Option Holder’s directorship after the Option Holder has served one full three year term, but less than two full three year terms, the Options vested at the time of such termination may be exercised by the Option Holder, provided that such exercise occurs both before the Option Expiration Date and within one year after the Option Holder’s termination. Any Options not vested as of the date of termination will continue vesting during this post-termination exercise period in accordance with the Options’ original vesting schedule. Upon the expiration of such post-termination exercise period, all unexercised vested Options and all unvested Options will be canceled.

7. Termination of Directorship After Two or More Full Three Year Terms. Upon termination of the Option Holder’s directorship after the Option Holder has served two or more full three year terms, the Options vested at the time of such termination may be exercised by the Option Holder, provided that such exercise occurs both before the Option Expiration Date and within (i) two years after the Option Holder’s termination if the Option Holder has served two full three year terms or (ii) three years after the Option Holder’s termination if the Option Holder has served three or more full three year terms. Any Options not vested as of the date of termination will continue vesting during the applicable post-termination exercise period in accordance with the Options’ original vesting schedule. Upon the expiration of such post-termination exercise period, all unexercised vested Options and all unvested Options will be canceled.

8. Non-Assignability. The Options shall not be assignable or transferable by the Option Holder, except by (i) will or by the laws of descent and distribution or (ii) with the consent of the Option Holder, by authorization of, or pursuant to procedures established by, the Committee to a member of the Option Holder’s family and/or a trust whose beneficiaries are members of the Option Holder’s family or to such other persons or entities as may be approved by the Committee. During the life of the Option Holder, the Options shall be exercisable only by the Option Holder or by the Option Holder’s guardian or legal representative or, following a transfer pursuant to (ii) above, by the approved transferee. Upon the Option Holder’s death, the Option may be exercised by the Option Holder’s estate, or by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder to the extent provided for in Sections 6 and 7.

9. Rights as a Shareholder. The Option Holder shall have no rights as a shareholder by reason of the Options unless and until certificates for shares of Common Stock are issued to him or her.

10. Discretionary Plan. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (a) each grant of an Option is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Option shall be granted, the number of shares subject to each Option, the Option price, and the times when each Option shall be exercisable, will be at the sole discretion of the Company; (c) the Option Holder’s participation in the Plan is voluntary; (d) the Option is not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; (e) the future value of the shares underlying the Options is unknown and cannot be predicted with certainty; and (f) if the underlying shares do not increase in value, the Option will have no value.

11. Effect of Plan. The Plan is hereby incorporated by reference into these Terms and Conditions, and these Terms and Conditions are subject in all respects to the provisions of the Plan, including without limitation the authority of the Committee to adjust awards and to make interpretations and other determinations with respect to all matters relating to these Terms and Conditions, the applicable Letter Agreements, the Plan, and awards made pursuant thereto. These Terms and Conditions shall apply to grants of Options made to the Option Holder from the date hereof until such time as revised Terms and Conditions are effective.

12. Notice. Notices hereunder shall be in writing and if to the Company shall be addressed to the Secretary of the Company at 7950 Jones Branch Drive, McLean, Virginia 22107 and if to the Option Holder shall be addressed to the Option Holder at his or her address as it appears on the Company’s records.

13. Successors and Assigns. The applicable Letter Agreement and these Terms and Conditions shall be binding upon and inure to the benefit of the successors and assigns of the Company and, to the extent provided in Section 8 hereof, to the heirs, legatees and personal representatives of the Option Holder.

14. Change in Control Provisions. Notwithstanding anything to the contrary in these Terms and Conditions, the following provisions shall apply to all Options granted under the attached Letter Agreement:

(a) Definitions. As used in Article 15 of the Plan and in these Terms and Conditions, a “Change in Control” shall mean the first to occur of the following:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates or (iv) any acquisition pursuant to a transaction that complies with Sections 14(a)(iii)(A), 14(a)(iii)(B) and 14(a)(iii)(C);

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries

(each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. No Participant in the Plan who participates in any group conducting a management buyout of Gannett under the terms of which Gannett ceases to be a public company may claim that such buyout is a Change in Control under the Plan and no such Participant shall be entitled to any payments or other benefits under the Plan as a result of such buyout.

(b) Acceleration Provisions. In the event of the occurrence of a Change in Control, all outstanding Options shall become fully exercisable during their remaining term. The benefits that may accrue to the Option Holder under this Section may be affected by the “Limited Vesting” provisions of Sections 15.3 and 15.4 of the Plan.

(c) Legal Fees. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by the Option Holder in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceedings involving the provisions of this Section 14, whether or not initiated by the Option Holder.

15. Grant Subject to Applicable Regulatory Approvals. Any grant of Options under the Plan is specifically conditioned on, and subject to, any regulatory approvals required in the Director’s country. These approvals cannot be assured. If necessary approvals for grant or exercise are not obtained, the Options may be canceled or rescinded, or they may expire, as determined by the Company in its sole and absolute discretion.

16. Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Virginia and agree that such litigation shall be conducted in the courts of Fairfax County, Virginia or the federal courts of the United States for the Eastern District of Virginia.